EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY REPORTS RECORD FINANCIAL RESULTS
FOR THE SECOND QUARTER ENDED JUNE 28, 2005

FOR IMMEDIATE RELEASE	CONTACT: JANE VALLAIRE
(818) 871-3000

          Calabasas Hills, CA    July 19, 2005 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today reported record financial results for the second quarter of fiscal 2005 that ended on June 28, 2005.  Highlights for the second quarter, compared to the same quarter last year, are as follows:

•	Total revenues up 23% to $288.3 million
•	Operating income up 31% to $34.6 million
•	Net income up 32% to $23.3 million
•	Diluted net income per share up 32% to $0.29

          “We are very pleased with our record financial results for the second quarter,” said David Overton, Chairman and CEO.  “Comparable sales at The Cheesecake Factory restaurants increased 1.7% in spite of the shift of the Easter holiday from the second quarter of fiscal 2004 to the first quarter of fiscal 2005.  We estimate comparable sales would have increased approximately 2.2% without the impact of the Easter holiday shift, or approximately equal to our effective menu price increase.  We also achieved record net income and earnings per share by combining our strong sales with the improved commodity cost environment relative to the prior year.”

          “We continue to be very pleased with sales at our Grand Lux Cafe locations with a comparable sales increase of approximately 3.6%,” added Overton. “In addition, the strong sales at our two newest locations in Dallas and Houston and the improving margins at all Grand Lux Cafe locations gives us considerable confidence as we continue to grow this concept.”

          “We are on track with our stated goal of opening as many as 18 restaurants in the current year, including two Grand Lux Cafes,” stated Overton.  Seven new Cheesecake Factory restaurants have opened so far this fiscal year, including one in the second quarter in Burlington, Massachusetts and the most recent opening in Westlake, Ohio.  Two additional restaurant openings are currently planned for the third quarter and nine openings, including two Grand Lux Cafes, are currently scheduled for the fourth quarter.  “We are very excited about our planned openings for the second half of the year which include several new markets for us, such as Louisville, Kentucky and Portland, Oregon, as well as Grand Lux Cafes in Long Island, New York and Sunrise, Florida,” commented Overton.  “While our scheduled restaurant openings are weighted toward the back-half of the year due to the nature of the locations we choose, we remain confident in our ability to achieve our full-year restaurant growth plan for 2005 and we are operationally ready to successfully execute those openings.”

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

          The Cheesecake Factory Incorporated operates 94 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.

          This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company’s control.  Forward-looking statements regarding bakery sales are subject to a number of risks and uncertainties, including (but not limited to) unforeseen changes in the purchasing plans of the Company’s large-account bakery customers and inherent difficulties in predicting the timing of product orders and shipments.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s filings with the Securities and Exchange Commission.

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated and Subsidiaries
Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

Consolidated Statements of Operations	13 Weeks Ended June 28, 2005		13 Weeks Ended June 29, 2004		26 Weeks Ended June 28, 2005		26 Weeks Ended June 29, 2004

	Amounts	Percents	Amounts	Percents	Amounts	Percents	Amounts	Percents

			(restated)				(restated)
Revenues:	$288,336	100.0%	$234,920	100.0%	$556,560	100.0%	$455,454	100.0%
Costs and expenses:
Cost of sales	74,357	25.8%	63,682	27.1%	143,275	25.7%	120,748	26.5%
Labor expenses	89,775	31.1%	71,659	30.5%	172,794	31.1%	140,697	30.9%
Other operating expenses	64,459	22.4%	52,771	22.4%	126,406	22.7%	102,576	22.5%
General and administrative expenses	12,350	4.3%	9,874	4.2%	23,959	4.3%	19,644	4.3%
Depreciation and amortization expenses	10,643	3.7%	8,398	3.6%	20,836	3.7%	16,724	3.7%
Preopening costs	2,127	0.7%	2,081	0.9%	6,520	1.2%	4,142	0.9%

Total costs and expenses	253,711	88.0%	208,465	88.7%	493,790	88.7%	404,531	88.8%

Income from operations	34,625	12.0%	26,455	11.3%	62,770	11.3%	50,923	11.2%
Interest income, net	928	0.3%	571	0.2%	1,724	0.3%	1,089	0.2%
Other income, net	149	0.1%	124	0.1%	286	0.1%	705	0.2%

Income before income taxes	35,702	12.4%	27,150	11.6%	64,780	11.7%	52,717	11.6%
Income tax provision	12,424	4.3%	9,530	4.1%	22,543	4.1%	18,504	4.1%

Net income	$23,278	8.1%	$17,620	7.5%	$42,237	7.6%	$34,213	7.5%

Basic net income per share	$0.30		$0.23		$0.54		$0.44

Basic weighted average shares outstanding	78,211		77,728		78,108		77,410

Diluted net income per share	$0.29		$0.22		$0.53		$0.43

Diluted weighted average shares outstanding	80,067		79,412		79,998		79,342

Selected Segment Information

Revenues:
Restaurants	$276,017		$223,062		$530,807		$434,278
Bakery	21,265		19,626		43,589		36,111
Intercompany bakery sales	(8,946)		(7,768)		(17,836)		(14,935)

	$288,336		$234,920		$556,560		$455,454

Income from operations:
Restaurants	$44,097		$33,764		$79,958		$65,616
Bakery	2,783		2,168		6,665		4,247
Corporate	(12,255)		(9,477)		(23,853)		(18,940)

	$34,625		$26,455		$62,770		$50,923

Selected Consolidated Balance Sheet Information	June 28, 2005	December 28, 2004

Cash and cash equivalents	$24,368	$14,041
Investments and marketable securities	150,079	137,471
Total assets	817,818	758,717
Total liabilities	225,026	215,865
Stockholders’ equity	592,792	542,852

Supplemental Information	13 Weeks Ended June 28, 2005	13 Weeks Ended June 29, 2004	26 Weeks Ended June 28, 2005	26 Weeks Ended June 29, 2004

Comparable restaurant sales% change (1)	1.8%	4.5%	2.6%	5.2%
Restaurants opened during period	1	2	6	4
Restaurants open at period-end	99	81	99	81
Restaurant operating weeks	1,279	1,029	2,497	2,045

(1)	Includes Cheesecake Factory restaurants and Grand Lux Cafes

The Cheesecake Factory Incorporated
26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100